                                                                 Exhibit 99.4.57

                           UNISEX ANNUITY ENDORSEMENT

This endorsement is made a part of this contract to which it is attached and changes the following provisions of the contract. As part of an employer-sponsored retirement plan, this contract is issued on a unisex basis. All sex-distinct references in the contract are hereby deleted and replaced with unisex references. The following tables are substituted for those in the Tables of Annuity Rates section of the contract.

                             TABLES OF ANNUITY RATES

  TABLE A - DOLLAR AMOUNT OF FIRST MONTHLY VARIABLE ANNUITY PAYMENT PER $1,000
                                    APPLIED

                               PLAN A                     PLAN B                      PLAN C       PLAN D
                            -----------   --------------------------------------   -----------   ----------
                                                     LIFE INCOME WITH
     AGE        BEGINNING                 --------------------------------------   LIFE INCOME     JOINT &
      AT            IN      LIFE INCOME   FIVE YEARS   TEN YEARS   FIFTEEN YEARS   INSTALLMENT    SURVIVOR
ANNUITIZATION      YEAR      NON-REFUND     CERTAIN     CERTAIN       CERTAIN         REFUND     NON-REFUND
-------------   ---------   -----------   ----------   ---------   -------------   -----------   ----------
Age 65             2010         5.03          5.01        4.95          4.85           4.79          4.37
                   2015         4.95          4.94        4.89          4.80           4.73          4.32
                   2020         4.88          4.87        4.82          4.74           4.68          4.28
                   2025         4.82          4.81        4.76          4.69           4.63          4.24
                   2030         4.76          4.75        4.71          4.64           4.58          4.21
                   2035         4.70          4.69        4.66          4.60           4.54          4.18
Age 70             2010         5.76          5.72        5.59          5.37           5.34          4.87
                   2015         5.65          5.62        5.50          5.31           5.27          4.80
                   2020         5.55          5.52        5.42          5.25           5.20          4.74
                   2025         5.46          5.44        5.35          5.19           5.14          4.69
                   2030         5.38          5.35        5.27          5.13           5.07          4.64
                   2035         5.30          5.28        5.20          5.07           5.02          4.59
Age 75             2010         6.83          6.73        6.43          5.96           6.10          5.59
                   2015         6.68          6.59        6.32          5.89           6.00          5.49
                   2020         6.54          6.46        6.22          5.83           5.91          5.40
                   2025         6.41          6.34        6.12          5.77           5.82          5.32
                   2030         6.29          6.22        6.02          5.70           5.74          5.25
                   2035         6.17          6.11        5.94          5.64           5.66          5.18
Age 85             2010        10.83         10.07        8.43          6.88           8.49          8.25
                   2015        10.49          9.82        8.33          6.85           8.32          8.04
                   2020        10.18          9.59        8.22          6.83           8.16          7.84
                   2025         9.89          9.37        8.12          6.80           8.01          7.66
                   2030         9.62          9.16        8.02          6.78           7.87          7.50
                   2035         9.37          8.96        7.92          6.75           7.74          7.35
Age 90             2010        14.36         12.33        9.22          7.06          10.33         10.59
                   2015        13.89         12.07        9.16          7.05          10.12         10.30
                   2020        13.45         11.82        9.11          7.05           9.93         10.03
                   2025        13.04         11.58        9.05          7.04           9.76          9.78
                   2030        12.67         11.36        9.00          7.04           9.60          9.56
                   2035        12.32         11.14        8.94          7.03           9.46          9.35

TABLE A above is based on the "2000 Individual Annuitant Mortality Table A", with 100% Projection Scale G and a 3.5% assumed investment return. Annuity rates for any year, age or any combination of year and age not shown above, will be calculated on the same basis as those rates shown in the Table above. Such rates will be furnished by us upon request. Amounts shown in the Table below are based on a 3.5% assumed investment return.

   PLAN E - DOLLAR AMOUNT OF EACH MONTHLY VARIABLE ANNUITY PAYMENT PER $1,000
                                    APPLIED

 YEARS     MONTHLY
PAYABLE   PAYMENTS
-------   --------
10          9.83
11          9.09
12          8.46
13          7.94
14          7.49
15          7.10
16          6.76

 YEARS     MONTHLY
PAYABLE   PAYMENTS
-------   --------
   17       6.47
   18       6.20
   19       5.97
   20       5.75
   21       5.56
   22       5.39
   23       5.24

 YEARS     MONTHLY
PAYABLE   PAYMENTS
-------   --------
   24       5.09
   25       4.96
   26       4.84
   27       4.73
   28       4.63
   29       4.53
   30       4.45


                                   Page 1 of 2          [F-V Unisex Endorsement]
                                                                       [C(1/07)]

273964 - NY

TABLE B - DOLLAR AMOUNT OF EACH MONTHLY FIXED DOLLAR ANNUITY PAYMENT PER $1,000
                                     APPLIED

                               PLAN A                     PLAN B                      PLAN C       PLAN D
                            -----------   --------------------------------------   -----------   ----------
                                                       LIFE INCOME WITH
     AGE        BEGINNING                 --------------------------------------   LIFE INCOME     JOINT &
      AT            IN      LIFE INCOME   FIVE YEARS   TEN YEARS   FIFTEEN YEARS   INSTALLMENT    SURVIVOR
ANNUITIZATION      YEAR      NON-REFUND     CERTAIN     CERTAIN       CERTAIN         REFUND     NON-REFUND
-------------   ---------   -----------   ----------   ---------   -------------   -----------   ----------
Age 65             2010         4.19          4.18        4.13          4.05           3.86         3.57
                   2015         4.12          4.10        4.06          3.99           3.81         3.52
                   2020         4.05          4.04        4.00          3.93           3.77         3.48
                   2025         3.98          3.97        3.94          3.88           3.72         3.44
                   2030         3.92          3.92        3.89          3.83           3.68         3.40
                   2035         3.87          3.86        3.84          3.79           3.64         3.37
Age 70             2010         4.92          4.89        4.78          4.59           4.38         4.08
                   2015         4.82          4.79        4.70          4.53           4.31         4.01
                   2020         4.72          4.70        4.62          4.46           4.25         3.95
                   2025         4.63          4.61        4.54          4.40           4.20         3.90
                   2030         4.55          4.53        4.47          4.34           4.14         3.85
                   2035         4.47          4.46        4.40          4.28           4.09         3.80
Age 75             2010         5.98          5.90        5.64          5.21           5.06         4.81
                   2015         5.84          5.77        5.53          5.14           4.98         4.71
                   2020         5.70          5.64        5.43          5.07           4.90         4.63
                   2025         5.57          5.52        5.33          5.01           4.82         4.55
                   2030         5.45          5.40        5.24          4.94           4.75         4.47
                   2035         5.34          5.30        5.15          4.88           4.69         4.41
Age 85             2010         9.93          9.26        7.72          6.18           7.20         7.47
                   2015         9.60          9.02        7.61          6.16           7.05         7.26
                   2020         9.30          8.78        7.50          6.13           6.92         7.07
                   2025         9.01          8.56        7.40          6.10           6.80         6.89
                   2030         8.75          8.35        7.30          6.08           6.68         6.73
                   2035         8.51          8.16        7.20          6.05           6.58         6.59
Age 90             2010        13.43         11.56        8.54          6.37           8.85         9.80
                   2015        12.97         11.30        8.48          6.36           8.69         9.52
                   2020        12.54         11.05        8.42          6.36           8.54         9.25
                   2025        12.14         10.81        8.37          6.35           8.41         9.01
                   2030        11.78         10.58        8.31          6.35           8.28         8.79
                   2035        11.44         10.37        8.26          6.35           8.17         8.59

TABLE B above is based on the "2000 Individual Annuitant Mortality Table A" @ 2% with 100% Projection Scale G. Annuity rates for any year, age or any combination of year and age not shown above, will be calculated on the same basis as those rates shown in the Table above. Such rates will be furnished by us upon request. Amounts shown in the table below are based on a 2% annual effective interest rate.

 PLAN E - DOLLAR AMOUNT OF EACH MONTHLY FIXED DOLLAR ANNUITY PAYMENT PER $1,000
                                    APPLIED

 YEARS     MONTHLY
PAYABLE   PAYMENTS
-------   --------
10          9.18
11          8.42
12          7.80
13          7.26
14          6.81
15          6.42
16          6.07

 YEARS     MONTHLY
PAYABLE   PAYMENTS
-------   --------
   17       5.77
   18       5.50
   19       5.26
   20       5.04
   21       4.85
   22       4.67
   23       4.51

 YEARS     MONTHLY
PAYABLE   PAYMENTS
-------   --------
   24       4.36
   25       4.22
   26       4.10
   27       3.98
   28       3.87
   29       3.77
   30       3.68

This endorsement is effective as of the contract date of this contract unless a different date is shown here.

RIVERSOURCE LIFE INSURANCE CO. OF NEW YORK


[/s/ Thomas R. Moore]
-------------------------------------
SECRETARY


                                   Page 2 of 2

273964 - NY